UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2026

MARCUS & MILLICHAP, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36155	35-2478370
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

23975 Park Sorrento, Suite 400 Calabasas, California 91302
(Address of Principal Executive Offices including Zip Code)

(818) 212-2250

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MMI	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 30, 2026, Marcus & Millichap, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”), and its stockholders cast their votes as follows:

Proposal 1: Election of Directors

The following individuals were elected to serve as directors for a three-year term ending with the 2029 Annual Meeting by the votes shown below:

	For	Withheld	Broker Non-Votes
Norma J. Lawrence	32,149,983	791,409	1,969,034
Hessam Nadji	32,751,470	189,922	1,969,034

In addition, the incumbent members of our Board of Directors, Collete English Dixon, Lauralee E. Martin, Nicholas F. McClanahan, George M. Marcus, George T. Shaheen, and Don C. Watters, will continue to serve as our directors following the Annual Meeting.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm for 2026

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026 was ratified by the votes shown below:

For	Against	Abstain	Broker Non-Votes(1)
34,751,572	156,559	2,295	0

(1) Pursuant to the rules of the New York Stock Exchange, Proposal 2 constituted a routine matter. Therefore, brokers were permitted to vote without receipt of instructions from beneficial owners.

Proposal 3: Advisory Vote to Approve Executive Compensation

The non-binding resolution regarding the compensation paid to the Company’s named executive officers was approved by the votes shown below:

For	Against	Abstain	Broker Non-Votes
32,885,983	54,757	652	1,969,034

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCUS & MILLICHAP, INC.

Date: May 1, 2026	By:	/s/ Steven F. DeGennaro
Steven F. DeGennaro Chief Financial Officer

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